Exhibit 99.1

United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended November 30, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$802,123
Unrealized Gain (Loss) on Market Value of Futures	(16,278,453)
Dividend Income	10,941
Interest Income	105,494
ETF Transaction Fees	350
Total Income (Loss)	$(15,359,545)

Expenses
General Partner Management Fees	$31,102
Professional Fees	11,248
Brokerage Commissions	(760)
Non-interested Directors' Fees and Expenses	590
Prepaid Insurance Expense	479
NYMEX License Fee	778
Total Expenses	$43,437
Net Income (Loss)	$(15,402,982)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/18	$73,363,125
Withdrawals (100,000 Shares)	(2,408,105)
Net Income (Loss)	(15,402,982)

Net Asset Value End of Month	$55,552,038
Net Asset Value Per Share (2,850,000 Shares)	$19.49

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596